News Release

HOPE BANCORP REPORTS 2018 SECOND QUARTER FINANCIAL RESULTS

Q2 2018 Highlights:

•	New loan disbursements of $792.3 million, with more diversified mix of CRE, C&I and consumer loans

•	Loans receivable of $11.67 billion reflects a 3% increase over Q1 2018

•	Total deposits of $11.73 billion reflects a 2% increase over Q1 2018

•	Total assets increase to $14.87 billion, up 3% over Q1 2018

•	Q2 net income totals $47.5 million, or $0.36 per diluted common share

•	Improved asset quality with nonperforming loans down 7% linked quarter and net recoveries of $1.1 million

•	Completed $217.5 million convertible senior notes offering

•	Share repurchases totaling $79.0 million reduces shares outstanding by 4.4 million shares

LOS ANGELES - July 17, 2018 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for the three and six months ended June 30, 2018. Net income for the 2018 second quarter totaled $47.5 million, or $0.36 per diluted common share, based on 133,352,841 weighted averaged diluted common shares outstanding. This compares with net income for the 2018 first quarter of $51.2 million, or $0.38 per diluted common share, based on 135,815,262 weighted averaged diluted common shares outstanding. For the 2017 second quarter, net income totaled $40.7 million, or $0.30 per diluted common share, based on 135,613,181 weighted averaged diluted common shares outstanding.

As previously announced on May 11, 2018, the Company completed the sale of $200 million aggregate principal amount of 2.00% convertible senior notes due 2038 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The initial purchaser of the Notes exercised in part its over-allotment option and purchased an additional $17.5 million aggregate principal amount of the Notes. In aggregate, the Company received net proceeds from the offering of approximately $213.15 million, after deducting the initial purchaser’s discount but before estimated offering expenses payable by the Company.

Under the board approved share repurchase program to buy back up to $100 million of its common stock, the Company repurchased an aggregate $79.0 million of its common stock at an average repurchase price of $18.10 through June 30, 2018, thereby reducing the number of shares outstanding by 4,361,740 shares. More detailed information regarding the Notes offering and share repurchase program may be accessed in the Company’s Form 8-Ks furnished to the SEC on May 7, 2018, May 9, 2018, May 11, 2018 and June 8, 2018.

“This was a solid quarter for Bank of Hope with positive performance on nearly all fronts,” said Kevin S. Kim, President and Chief Executive Officer. “Loan originations of $792 million were strong again this quarter, and we continued to see a more balanced mix with commercial real estate loans accounting for 41%, C&I 36% and consumer 23% of new loan production. Loans receivable increased by 13% on an annualized basis, and all of the growth came in our C&I and consumer portfolios. While deposit pricing continues to be a challenge in the current environment, the strong loan growth and higher average loan yields largely offset the impact of rising deposit costs. This contributed to a relatively stable net interest margin, excluding the impact of the recently issued convertible debt interest expense. We also saw positive asset quality trends across the portfolio with meaningful declines in criticized loans and nonperforming assets, as well as realizing $1.1 million in net recoveries for the quarter.

“Our commitment to enhancing shareholder value is exemplified by our recent convertible notes offering coupled with the meaningful share buyback program and our sixth consecutive annual increase in our cash dividend. We believe that we are only beginning to unlock the synergies of our organization, and we look forward to keeping our stakeholders apprised of our progress,” said Kim.

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Financial Highlights

(dollars in thousands, except per share data) (unaudited)	At or for the Three Months Ended
	6/30/2018	3/31/2018	6/30/2017
Net income	$47,530	$51,232	$40,687
Diluted earnings per share	$0.36	$0.38	$0.30
Net interest income before provision for loan losses	$122,819	$120,068	$116,820
Net interest margin	3.61%	3.66%	3.75%
Noninterest income	$15,269	$19,850	$16,115
Noninterest expense	$71,629	$68,453	$64,037
Net loans receivable	$11,581,559	$11,206,022	$10,736,345
Deposits	$11,734,595	$11,510,569	$10,955,101
Nonaccrual loans (1)	$68,226	$68,152	$47,361
ALLL to loans receivable	0.77%	0.77%	0.74%
ALLL to nonaccrual loans (1) (2)	131.74%	126.86%	169.07%
ALLL to nonperforming assets (1) (2)	69.60%	62.70%	64.40%
Provision for loan losses	$2,300	$2,500	$2,760
Net (recoveries) charge offs	$(1,120)	$580	$1,345
Return on average assets (“ROA”)	1.30%	1.44%	1.21%
Return on average equity (“ROE”)	9.89%	10.61%	8.60%
Efficiency ratio	51.87%	48.92%	48.17%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation
(2) Excludes purchased credit-impaired loans

Operating Results for the 2018 Second Quarter

The comparability of the Company’s operating results with past performance is impacted by acquisition accounting adjustments and merger-related expenses associated with past and current acquisitions. The Company provides the following supplemental information to facilitate a better understanding of financial performance. Net interest income and operating income for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017 included the following pre-tax acquisition accounting adjustments and merger-related expenses associated with past acquisitions:

(dollars in thousands) (unaudited)	Three Months Ended
	6/30/2018	3/31/2018	6/30/2017
Accretion on purchased non-impaired loans	$3,189	$3,197	$3,501
Accretion on purchased credit-impaired loans	5,959	5,772	5,212
Amortization of premium on low income housing tax credits	(85)	(84)	(85)
Amortization of premium on acquired FHLB borrowings	352	347	446
Accretion of discount on acquired subordinated debt	(269)	(264)	(261)
Amortization of premium on acquired time deposits and savings	—	1	1,218
Amortization of core deposit intangibles	(615)	(616)	(676)
Total acquisition accounting adjustments	$8,531	$8,353	$9,355
Merger-related expenses	—	7	(562)
Total	$8,531	$8,360	$8,793

Net Interest Income. Net interest income before provision for loan losses for the 2018 second quarter increased to $122.8 million from $120.1 million in the 2018 first quarter and $116.8 million in the year-ago second quarter. The Company attributed the increase in net interest income before provision for loan losses to higher levels of interest-earning assets and improved yields.

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The net interest margin (net interest income divided by average interest earning assets) for the 2018 second quarter declined 5 basis points to 3.61% from 3.66% in the preceding 2018 first quarter, of which 4 basis points of the decline is attributed to the convertible debt interest expense. In the year-ago second quarter, the net interest margin was 3.75%. Excluding the impact of the recently issued convertible debt, the net interest margin was relatively stable as the strong growth in the loan portfolio and higher weighted average loan yields largely offset the impact of higher weighted average cost of deposits.

The weighted average yield on loans for the 2018 second quarter increased to 5.16%, up 12 basis points from 5.04% in the 2018 first quarter and up 27 basis points from 4.89% in the year-ago second quarter. The increase in the weighted average yield on loans largely reflects the benefits to the variable rate portion of the Company’s loan portfolio resulting from the increases in the fed funds rate in March, June and December of 2017 and March and June 2018 of 25 basis points each.

The weighted average cost of deposits for the 2018 second quarter increased to 1.06%, up 15 basis points from 0.91% in the 2018 first quarter and up 38 basis points from 0.68% in the year-ago second quarter. The increase in the weighted average cost of deposits reflects the extremely competitive deposit market, as well as an increase in the higher-rate time deposit balances in the rising interest rate environment.

Noninterest Income. Noninterest income for the 2018 second quarter decreased to $15.3 million from $19.9 million in the 2018 first quarter, largely reflecting the $3.5 million of income in the preceding first quarter recorded on certain equity investments held by the Company and lower gains on sales of residential mortgage loans. For the 2017 second quarter, noninterest income totaled $16.1 million. Net gains on sales of SBA loans amounted to $3.5 million, $3.5 million and $3.3 million in the 2018 second quarter, 2018 first quarter and 2017 second quarter, respectively. Net gains on sales of residential mortgage loans amounted to $431,000, $1.2 million and $352,000 for the 2018 second quarter, 2018 first quarter and 2017 second quarter, respectively.

Noninterest Expense. Noninterest expense for the 2018 second quarter increased to $71.6 million from $68.5 million in the preceding first quarter and $64.0 million in the year-ago second quarter, largely reflecting higher levels of compensation expense and professional fees.

Salaries and employee benefits expense totaled $40.6 million for the 2018 second quarter, compared with $39.4 million for the 2018 first quarter and $34.9 million in the prior-year second quarter. The total number of FTEs, excluding employees on leave, as of June 30, 2018 was 1,491, compared with 1,502 as of March 31, 2018 and 1,378 as of June 30, 2017. The increase in compensation expense from the 2018 first quarter to the second quarter reflects higher group insurance costs and a full quarter’s impact from the FTE increase during the 2018 first quarter.

Income Tax Provision. The effective tax rate for the 2018 second quarter was 25.9%, compared with 25.7% in the preceding 2018 first quarter and 38.5% in the 2017 second quarter. The 2018 effective tax rates reflect the enactment of the Tax Cuts and Jobs Act on December 22, 2017, which lowered the corporate federal tax rate from 35% to 21% effective January 1, 2018.

Balance Sheet Summary

Loans receivable increased 3% to $11.67 billion at June 30, 2018 from $11.29 billion at March 31, 2018, reflecting a 13% annualized growth rate. Year-over-year, loans receivable increased 8% from $10.82 billion at June 30, 2017.

New loan originations funded during the 2018 second quarter totaled $792.3 million and included SBA loan production of $87.0 million and residential mortgage loan originations of $182.1 million. This compares with 2018 first quarter originations of $764.3 million, including SBA loan production of $78.2 million and residential mortgage loan originations of $179.2 million. In the year-ago second quarter, new loans originations funded totaled $725.1 million, including SBA loan production of $109.4 million and residential mortgage loan originations of $70.8 million.

Sales of SBA loans to the secondary market and gains derived from those sales are based substantially on the production of SBA 7(a) loans. SBA 7(a) loan originations totaled $65.8 million for the 2018 second quarter, compared with $73.9 million for the first quarter of 2018 and $65.5 million for the year-ago second quarter. During the 2018 second quarter,

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the Company sold $52.5 million of its SBA loans held for sale, compared with $48.6 million in the immediately preceding first quarter and $46.1 million in the second quarter a year ago.

Aggregate loan pay offs and pay downs in the 2018 second quarter totaled $435.1 million, compared with $411.6 million for the immediately preceding first quarter and $432.1 million in the year-ago second quarter.

Total deposits at June 30, 2018 amounted to $11.73 billion, up 2% from $11.51 at March 31, 2018 and up 7% from $10.96 billion at June 30, 2017. Noninterest bearing demand deposits accounted for 25.9%, 26.5% and 27.5% of total deposits as of June 30, 2018, March 31, 2018 and June 30, 2017, respectively.

Credit Quality

The provision for loan and lease losses for the 2018 second quarter was $2.3 million, compared with $2.5 million for the immediately preceding 2018 first quarter and $2.8 million for the year-ago second quarter.

For a more detailed understanding of the changes in the allowance for loan and lease losses (“ALLL”), the composition of the ALLL has been segmented for disclosure purposes between loans accounted for under the amortized cost method (referred to as “legacy loans”) and loans acquired through the Wilshire Bancorp, Center Financial, Pacific International and Foster Bankshares transactions (referred to as “purchased loans”). The purchased loans are further segregated between non-impaired and credit-impaired loans.

The composition of the ALLL as of June 30, 2018, March 31, 2018 and June 30, 2017 is as follows:

(dollars in thousands) (unaudited)	6/30/2018	3/31/2018	6/30/2017
Legacy loans (1)	$76,048	$72,065	$65,255
Purchased non-impaired loans (2)	2,467	2,581	2,753
Purchased credit-impaired loans (2)	11,366	11,815	12,066
Total ALLL	$89,881	$86,461	$80,074

Loans receivable	$11,671,440	$11,292,483	$10,816,419
ALLL coverage ratio (excluding loans held for sale)	0.77%	0.77%	0.74%

(1)	Legacy loans include loans originated by the Bank’s predecessor banks, loans originated by Bank of Hope and loans that were acquired that have been refinanced as new loans.

(2)	Purchased loans were marked to fair value at acquisition date, and the ALLL reflects provisions for credit deterioration since the acquisition date.

The Company defines nonperforming loans to include delinquent loans on nonaccrual status, delinquent loans past due 90 days or more on accrual status (excluding purchased credit-impaired loans) and accruing restructured loans. Nonaccrual loans were stable at $68.2 million at June 30, 2018 and March 31, 2018, but declined as a percentage of loans receivable to 0.58% from 0.60%. At June 30, 2017, nonaccrual loans amounted to $47.4 million, or 0.44% of loans receivable. Accruing restructured loans at June 30, 2018 totaled $49.2 million, down 17% from $59.6 million at March 31, 2018 and down 8% from $53.3 million at June 30, 2017. Total nonperforming loans amounted to $120.5 million at June 30, 2018, or 1.03% of loans receivable, compared with $129.6 million, or 1.15% of loans receivable, at March 31, 2018 and $102.5 million, or 0.95% of loans receivable, at June 30, 2017.

Nonperforming assets, including nonperforming loans and OREO, totaled $129.1 million at June 30, 2018, compared with $137.9 million at March 31, 2018 and $124.3 million June 30, 2017. As a percentage of total assets, nonperforming assets declined to 0.87% at June 30, 2018 from 0.95% at March 31, 2018 and 0.90% at June 30, 2017.

Following are the components of criticized loan balances as of June 30, 2018, March 31, 2018 and June 30, 2017:

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(dollars in thousands) (unaudited)	6/30/2018	3/31/2018	6/30/2017
Special Mention (1)	$139,494	$196,082	$251,057
Classified (1)	357,671	344,647	315,440
Criticized	$497,165	$540,729	$566,497

(1)	Balances include purchased loans which were marked to fair value on the date of acquisition.

For the 2018 second quarter, the Company realized a net recovery of $1.1 million, or 0.04% of average loans receivable on an annualized basis. This compares with 2018 first quarter net charge offs of $580,000, or 0.02% of average loans receivable on an annualized basis, and 2017 second quarter net charge offs of $1.3 million, or 0.05% of average loans receivable on an annualized basis.

The ALLL at June 30, 2018 was $89.9 million, or 0.77% of loans receivable (excluding loans held for sale), compared with $86.5 million, or 0.77% of loans receivable (excluding loans held for sale), at March 31, 2018 and $80.1 million, or 0.74% of loans receivable (excluding loans held for sale), at June 30, 2017. The coverage ratio of the ALLL to nonperforming loans (excluding purchased credit-impaired loans) was 74.61% at June 30, 2018, 66.69% at March 31, 2018 and 78.12% at June 30, 2017.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms) totaled $117.8 at June 30, 2018, compared with $128.1 at March 31, 2018 and $100.7 million at June 30, 2017.

Capital

At June 30, 2018, the Company and the Bank continued to exceed all regulatory capital requirements to be generally classified as a “well-capitalized” financial institution, as summarized in the following table:

	6/30/2018	3/31/2018	6/30/2017	Minimum Guideline for “Well-Capitalized” Institution
Common Equity Tier 1 Capital	11.74%	12.35%	12.18%	6.50%
Tier 1 Leverage Ratio	11.06%	11.61%	11.80%	5.00%
Tier 1 Risk-based Ratio	12.52%	13.15%	13.00%	8.00%
Total Risk-based Ratio	13.24%	13.86%	13.70%	10.00%

Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

	6/30/2018	3/31/2018	6/30/2017
Tangible common equity per share (1)	$10.87	$10.81	$10.52
Tangible common equity to tangible assets (2)	9.91%	10.44%	10.64%

(1)
Tangible common equity represents common equity less goodwill and net other intangible assets. Tangible common equity per share represents tangible common equity divided by the number of shares issued and outstanding. Both tangible common equity and tangible common equity per share are non-GAAP financial measures. The accompanying financial information includes a reconciliation of the Company’s total stockholders’ equity to tangible common equity, including and excluding tax reform adjustments.

(2)
Tangible assets represent total assets less goodwill and net other intangible assets. Tangible common equity to tangible assets is the ratio of tangible common equity over tangible assets. Tangible common equity to tangible assets is a non-GAAP financial measure. The accompanying financial information includes a reconciliation of the Company’s total assets to tangible assets, including and excluding tax reform adjustments.

Management reviews tangible common equity per share and the tangible common equity to tangible assets ratio in evaluating the Company’s and the Bank’s capital levels and has included these figures in response to market participant interest in tangible common equity as a measure of capital. A reconciliation of the GAAP to non-GAAP financial measures is provided in the accompanying financial information.

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Investor Conference Call

The Company previously announced that it will host an investor conference call on Wednesday, July 18, 2018 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for its second quarter ended June 30, 2018. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international), and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available in the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through July 25, 2018, replay access code 10121593.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $14.9 billion in total assets as of June 30, 2018. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 63 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; and regulatory risks associated with current and future regulations. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contact:
Angie Yang
SVP, Director of Investor Relations &
Corporate Communications
213-251-2219
angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	6/30/2018	3/31/2018	% change	12/31/2017	% change	6/30/2017	% change
Cash and due from banks	$466,364	$612,353	(24)%	$492,000	(5)%	$446,415	4%
Securities available for sale, at fair value	1,835,106	1,699,315	8%	1,720,257	7%	1,680,382	9%
Federal Home Loan Bank (“FHLB”) stock and other investments	104,764	107,906	(3)%	83,142	26%	66,313	58%
Loans held for sale, at the lower of cost or fair value	26,866	33,689	(20)%	29,661	(9)%	16,927	59%
Loans receivable	11,671,440	11,292,483	3%	11,102,575	5%	10,816,419	8%
Allowance for loan losses	(89,881)	(86,461)	(4)%	(84,541)	(6)%	(80,074)	(12)%
Net loans receivable	11,581,559	11,206,022	3%	11,018,034	5%	10,736,345	8%
Accrued interest receivable	30,954	29,154	6%	29,979	3%	25,640	21%
Premises and equipment, net	56,242	56,564	(1)%	56,714	(1)%	52,565	7%
Bank owned life insurance	75,693	75,302	1%	74,915	1%	74,113	2%
Goodwill	464,450	464,450	—%	464,450	—%	464,450	—%
Servicing assets	25,050	24,866	1%	24,710	1%	25,338	(1)%
Other intangible assets, net	15,292	15,907	(4)%	16,523	(7)%	17,874	(14)%
Other assets	187,668	181,598	3%	196,332	(4)%	252,855	(26)%
Total assets	$14,870,008	$14,507,126	3%	$14,206,717	5%	$13,859,217	7%

Liabilities:
Deposits	$11,734,595	$11,510,569	2%	$10,846,609	8%	$10,955,101	7%
FHLB advances and fed funds purchased	836,994	862,346	(3)%	1,227,593	(32)%	793,403	5%
Convertible debt	192,120	—	100%	—	100%	—	100%
Subordinated debentures	101,386	101,117	—%	100,853	1%	100,328	1%
Accrued interest payable	24,594	19,614	25%	15,961	54%	11,855	107%
Other liabilities	74,643	68,147	10%	87,446	(15)%	92,236	(19)%
Total liabilities	12,964,332	12,561,793	3%	12,278,462	6%	11,952,923	8%

Stockholders’ Equity:
Common stock, $0.001 par value	$136	$136	—%	$136	—%	$135	1%
Capital surplus	1,421,679	1,405,806	1%	1,405,014	1%	1,402,303	1%
Retained earnings	607,944	578,031	5%	544,886	12%	513,945	18%
Treasury stock, at cost	(78,961)	—	100%	—	100%	—	100%
Accumulated other comprehensive loss, net	(45,122)	(38,640)	(17)%	(21,781)	(107)%	(10,089)	(347)%
Total stockholders’ equity	1,905,676	1,945,333	(2)%	1,928,255	(1)%	1,906,294	—%
Total liabilities and stockholders’ equity	$14,870,008	$14,507,126	3%	$14,206,717	5%	$13,859,217	7%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000		150,000,000
Common stock shares - outstanding	131,167,705	135,516,119		135,511,891		135,297,678
Treasury stock shares	4,361,740	—		—		—

Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Six Months Ended
	6/30/2018	3/31/2018	% change	6/30/2017	% change	6/30/2018	6/30/2017	% change
Interest income:
Interest and fees on loans	$146,188	$137,943	6%	$128,515	14%	$284,131	$251,809	13%
Interest on securities	10,899	10,101	8%	8,741	25%	21,000	16,854	25%
Interest on federal funds sold and other investments	2,823	2,366	19%	1,277	121%	5,189	2,613	99%
Total interest income	159,910	150,410	6%	138,533	15%	310,320	271,276	14%

Interest expense:
Interest on deposits	30,610	24,849	23%	18,114	69%	55,459	32,625	70%
Interest on other borrowings and convertible debt	6,481	5,493	18%	3,599	80%	11,974	6,926	73%
Total interest expense	37,091	30,342	22%	21,713	71%	67,433	39,551	70%

Net interest income before provision for loan losses	122,819	120,068	2%	116,820	5%	242,887	231,725	5%
Provision for loan losses	2,300	2,500	(8)%	2,760	(17)%	4,800	8,360	(43)%
Net interest income after provision for loan losses	120,519	117,568	3%	114,060	6%	238,087	223,365	7%

Noninterest income:
Service fees on deposit accounts	4,613	4,801	(4)%	5,179	(11)%	9,414	10,517	(10)%
Net gains on sales of SBA loans	3,480	3,450	1%	3,267	7%	6,930	6,517	6%
Net gains on sales of other loans	431	1,196	(64)%	352	22%	1,627	772	111%
Other income and fees	6,745	10,403	(35)%	7,317	(8)%	17,148	15,912	8%
Total noninterest income	15,269	19,850	(23)%	16,115	(5)%	35,119	33,718	4%

Noninterest expense:
Salaries and employee benefits	40,575	39,385	3%	34,946	16%	79,960	69,112	16%
Occupancy	7,418	7,239	2%	7,154	4%	14,657	14,348	2%
Furniture and equipment	4,023	3,721	8%	3,556	13%	7,744	6,969	11%
Advertising and marketing	2,737	2,299	19%	2,394	14%	5,036	5,818	(13)%
Data processing and communications	3,574	3,495	2%	2,676	34%	7,069	6,282	13%
Professional fees	4,474	3,106	44%	3,260	37%	7,580	7,162	6%
FDIC assessment	1,611	1,767	(9)%	1,004	60%	3,378	2,014	68%
Credit related expenses	926	772	20%	113	719%	1,698	1,996	(15)%
Other real estate owned (“OREO”) expense, net	45	(104)	N/A	1,188	(96)%	(59)	2,185	N/A
Merger-related expenses	—	(7)	(100)%	562	(100)%	(7)	1,509	N/A
Other	6,246	6,780	(8)%	7,184	(13)%	13,026	14,341	(9)%
Total noninterest expense	71,629	68,453	5%	64,037	12%	140,082	131,736	6%
Income before income taxes	64,159	68,965	(7)%	66,138	(3)%	133,124	125,347	6%
Income tax provision	16,629	17,733	(6)%	25,451	(35)%	34,362	48,450	(29)%
Net income	$47,530	$51,232	(7)%	$40,687	17%	$98,762	$76,897	28%

Earnings Per Common Share:
Basic	$0.36	$0.38		$0.30		$0.74	$0.57
Diluted	$0.36	$0.38		$0.30		$0.73	$0.57

Average Shares Outstanding:
Basic	133,061,304	135,518,705		135,257,044		134,283,216	135,252,556
Diluted	133,352,841	135,815,262		135,613,181		134,576,744	135,685,064

Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	For the Three Months Ended (Annualized)			For the Six Months Ended (Annualized)
Profitability measures:	6/30/2018	3/31/2018	6/30/2017	6/30/2018	6/30/2017
ROA	1.30%	1.44%	1.21%	1.37%	1.15%
ROE	9.89%	10.61%	8.60%	10.25%	8.18%
Return on average tangible equity [1]	13.18%	14.13%	11.54%	13.66%	11.00%
Net interest margin	3.61%	3.66%	3.75%	3.64%	3.76%
Efficiency ratio	51.87%	48.92%	48.17%	50.39%	49.63%

[1] Average tangible equity is calculated by subtracting average goodwill and average core deposit intangible assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	6/30/2018			3/31/2018			6/30/2017
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$11,364,229	$146,188	5.16%	$11,095,864	$137,943	5.04%	$10,536,428	$128,515	4.89%
Securities available for sale	1,732,908	10,899	2.52%	1,673,122	10,101	2.45%	1,609,310	8,741	2.18%
FHLB stock and other investments	561,230	2,823	2.02%	517,572	2,366	1.85%	364,906	1,277	1.40%
Total interest earning assets	$13,658,367	$159,910	4.70%	$13,286,558	$150,410	4.59%	$12,510,644	$138,533	4.44%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$3,342,685	$10,438	1.25%	$3,402,760	$8,864	1.06%	$3,457,412	$7,974	0.93%
Savings	228,381	442	0.78%	236,216	424	0.73%	280,188	279	0.40%
Time deposits	4,919,465	19,730	1.61%	4,525,813	15,561	1.39%	4,012,838	9,861	0.99%
Total interest bearing deposits	8,490,531	30,610	1.45%	8,164,789	24,849	1.23%	7,750,438	18,114	0.94%
FHLB advances	846,014	3,681	1.75%	974,071	4,069	1.69%	713,858	2,338	1.31%
Convertible debt	102,979	1,198	4.60%	—	—		—	—	—%
Subordinated debentures	97,315	1,602	6.51%	97,049	1,424	5.87%	96,218	1,261	5.18%
Total interest bearing liabilities	9,536,839	$37,091	1.56%	9,235,909	$30,342	1.33%	8,560,514	$21,713	1.02%
Noninterest bearing demand deposits	3,053,338			2,941,577			2,929,656
Total funding liabilities/cost of funds	$12,590,177		1.18%	$12,177,486		1.01%	$11,490,170		0.76%
Net interest income/net interest spread		$122,819	3.14%		$120,068	3.26%		$116,820	3.42%
Net interest margin			3.61%			3.66%			3.75%

Cost of deposits:
Noninterest bearing demand deposits	$3,053,338			$2,941,577			$2,929,656
Interest bearing deposits	8,490,531	30,610	1.45%	8,164,789	24,849	1.23%	7,750,438	18,114	0.94%
Total deposits	$11,543,869	$30,610	1.06%	$11,106,366	$24,849	0.91%	$10,680,094	$18,114	0.68%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Six Months Ended
	6/30/2018			6/30/2017
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$11,230,788	284,131	5.10%	$10,459,527	$251,809	4.85%
Securities available for sale	1,703,180	21,000	2.49%	1,588,519	16,854	2.14%
FRB and FHLB stock and other investments	539,522	$5,189	1.94%	394,267	2,613	1.34%
Total interest earning assets	$13,473,490	$310,320	4.64%	$12,442,313	$271,276	4.40%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$3,372,556	$19,302	1.15%	$3,447,254	$15,164	0.89%
Savings	232,277	865	0.75%	286,862	567	0.40%
Time deposits	4,723,726	35,292	1.51%	4,011,019	16,894	0.85%
Total interest bearing deposits	8,328,559	55,459	1.34%	7,745,135	32,625	0.85%
FHLB advances	909,689	$7,750	1.72%	688,307	4,477	1.31%
Convertible debt	51,774	1,198	4.60%	—	—	—%
Other borrowings	97,183	3,026	6.19%	96,065	2,449	5.07%
Total interest bearing liabilities	9,387,205	$67,433	1.45%	8,529,507	$39,551	0.94%
Noninterest bearing demand deposits	2,997,766			2,899,167
Total funding liabilities/cost of funds	$12,384,971		1.10%	$11,428,674		0.70%
Net interest income/net interest spread		$242,887	3.19%		$231,725	3.46%
Net interest margin			3.64%			3.76%

Cost of deposits:
Noninterest bearing demand deposits	$2,997,766			$2,899,167
Interest bearing deposits	8,328,559	55,459	1.34%	7,745,135	32,625	0.85%
Total deposits	$11,326,325	$55,459	0.99%	$10,644,302	$32,625	0.62%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Six Months Ended
AVERAGE BALANCES:	6/30/2018	3/31/2018	% change	6/30/2017	% change	6/30/2018	6/30/2017	% change
Loans receivable, including loans held for sale	$11,364,229	$11,095,864	2%	$10,536,428	8%	$11,230,788	$10,459,527	7%
Investments	2,294,138	2,190,694	5%	1,974,216	16%	2,242,702	1,982,786	13%
Interest earning assets	13,658,367	13,286,558	3%	12,510,644	9%	13,473,490	12,442,313	8%
Total assets	14,596,963	14,214,250	3%	13,470,745	8%	14,406,664	13,403,609	7%

Interest bearing deposits	8,490,531	8,164,789	4%	7,750,438	10%	8,328,559	7,745,135	8%
Interest bearing liabilities	9,536,839	9,235,909	3%	8,560,514	11%	9,387,205	8,529,507	10%
Noninterest bearing demand deposits	3,053,338	2,941,577	4%	2,929,656	4%	2,997,766	2,899,167	3%
Stockholders’ equity	1,922,290	1,931,290	—%	1,892,126	2%	1,926,766	1,880,626	2%
Net interest earning assets	4,121,528	4,050,649	2%	3,950,130	4%	4,086,285	3,912,806	4%

LOAN PORTFOLIO COMPOSITION:	6/30/2018	3/31/2018	% change	12/31/2017	% change	6/30/2017	% change
Commercial loans	$2,287,482	$2,007,686	14%	$1,947,533	17%	$1,925,503	19%
Real estate loans	8,512,740	8,529,153	—%	8,508,222	—%	8,432,395	1%
Consumer and other loans	872,562	755,621	15%	647,102	35%	460,446	90%
Loans outstanding	11,672,784	11,292,460	3%	11,102,857	5%	10,818,344	8%
Unamortized deferred loan fees - net of costs	(1,344)	23	N/A	(282)	377%	(1,925)	(30)%
Loans, net of deferred loan fees and costs	11,671,440	11,292,483	3%	11,102,575	5%	10,816,419	8%
Allowance for loan losses	(89,881)	(86,461)	4%	(84,541)	6%	(80,074)	12%
Loan receivable, net	$11,581,559	$11,206,022	3%	$11,018,034	5%	$10,736,345	8%

REAL ESTATE LOANS BY PROPERTY TYPE:	6/30/2018	3/31/2018	% change	12/31/2017	% change	6/30/2017	% change
Retail buildings	$2,319,429	$2,342,086	(1)%	$2,375,588	(2)%	$2,260,091	3%
Hotels/motels	1,628,890	1,637,416	(1)%	1,631,314	—%	1,606,334	1%
Gas stations/car washes	970,094	978,454	(1)%	964,246	1%	973,266	—%
Mixed-use facilities	659,949	651,473	1%	624,401	6%	605,379	9%
Warehouses	929,089	934,389	(1)%	915,465	1%	929,034	—%
Multifamily	440,130	445,930	(1)%	455,463	(3)%	433,414	2%
Other	1,565,159	1,539,405	2%	1,541,745	2%	1,624,877	(4)%
Total	$8,512,740	$8,529,153	—%	$8,508,222	—%	$8,432,395	1%

DEPOSIT COMPOSITION	6/30/2018	3/31/2018	% change	12/31/2017	% change	6/30/2017	% change
Noninterest bearing demand deposits	$3,038,265	$3,048,181	—%	$2,998,734	1%	$3,016,538	1%
Money market and other	3,282,642	3,454,660	(5)%	3,332,703	(2)%	3,563,404	(8)%
Saving deposits	229,746	233,014	(1)%	240,509	(4)%	275,272	(17)%
Time deposits	5,183,942	4,774,714	9%	4,274,663	21%	4,099,887	26%
Total deposit balances	$11,734,595	$11,510,569	2%	$10,846,609	8%	$10,955,101	7%

DEPOSIT COMPOSITION (%)	6/30/2018	3/31/2018		12/31/2017		6/30/2017
Noninterest bearing demand deposits	25.9%	26.5%		27.6%		27.5%
Money market and other	28.0%	30.0%		30.7%		32.5%
Saving deposits	1.9%	2.0%		2.2%		2.5%
Time deposits	44.2%	41.5%		39.5%		37.5%
Total deposit balances	100.0%	100.0%		100.0%		100.0%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL RATIOS:	6/30/2018	3/31/2018	12/31/2017	6/30/2017
Total stockholders’ equity	$1,905,676	$1,945,333	$1,928,255	$1,906,294
Common Equity Tier 1 ratio	11.74%	12.35%	12.30%	12.18%
Tier 1 risk-based capital ratio	12.52%	13.15%	13.11%	13.00%
Total risk-based capital ratio	13.24%	13.86%	13.82%	13.70%
Tier 1 leverage ratio	11.06%	11.61%	11.54%	11.80%
Total risk weighted assets	$12,527,248	$12,172,708	11,965,215	11,814,607
Book value per common share	$14.53	$14.35	$14.23	$14.09
Tangible common equity to tangible assets [2]	9.91%	10.44%	10.54%	10.64%
Tangible common equity per share [2]	$10.87	$10.81	$10.68	$10.52

[2] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:
	Three Months Ended
	6/30/2018	3/31/2018	12/31/2017	6/30/2017
TANGIBLE COMMON EQUITY
Total stockholders’ equity	$1,905,676	$1,945,333	$1,928,255	$1,906,294
Less: Goodwill and core deposit intangible assets, net	(479,742)	(480,357)	(480,973)	(482,324)
Tangible common equity	$1,425,934	$1,464,976	$1,447,282	$1,423,970

Total assets	$14,870,008	$14,507,126	$14,206,717	$13,859,217
Less: Goodwill and core deposit intangible assets, net	(479,742)	(480,357)	(480,973)	(482,324)
Tangible assets	$14,390,266	$14,026,769	$13,725,744	$13,376,893

Common shares outstanding	131,167,705	135,516,119	135,511,891	135,297,678

Tangible common equity to tangible assets	9.91%	10.44%	10.54%	10.64%
Tangible common equity per share	$10.87	$10.81	$10.68	$10.52

	Three Months Ended					Six Months Ended
ALLOWANCE FOR LOAN LOSSES:	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Balance at beginning of period	$86,461	$84,541	$83,633	$80,074	$78,659	$84,541	$79,343
Provision for loan losses	2,300	2,500	3,600	5,400	2,760	4,800	8,360
Recoveries	2,383	488	1,078	3,072	777	2,871	1,098
Charge offs	(1,263)	(1,068)	(3,770)	(4,913)	(2,122)	(2,331)	(8,727)
Balance at end of period	$89,881	$86,461	$84,541	$83,633	$80,074	$89,881	$80,074
Net charge offs/average loans receivable (annualized)	(0.04)%	0.02%	0.10%	0.07%	0.05%	(0.01)%	0.15%

	Three Months Ended					Six Months Ended
NET CHARGED OFF (RECOVERED) LOANS BY TYPE:	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Real estate loans	$(390)	$(37)	$342	$314	$830	$(427)	$2,274
Commercial loans	(949)	291	2,170	1,293	276	(658)	4,840
Consumer loans	219	326	180	234	239	545	515
Total net charge offs	$(1,120)	$580	$2,692	$1,841	$1,345	$(540)	$7,629

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Loans on nonaccrual status [3]	$68,226	$68,152	$46,775	$43,323	$47,361
Delinquent loans 90 days or more on accrual status [4]	3,030	1,894	407	407	1,850
Accruing troubled debt restructured loans	49,219	59,596	67,250	64,807	53,290
Total nonperforming loans	120,475	129,642	114,432	108,537	102,501
Other real estate owned	8,656	8,261	10,787	17,208	21,839
Total nonperforming assets	$129,131	$137,903	$125,219	$125,745	$124,340
Nonperforming assets/total assets	0.87%	0.95%	0.88%	0.89%	0.90%
Nonperforming assets/loans receivable & OREO	1.11%	1.22%	1.13%	1.15%	1.15%
Nonperforming assets/total capital	6.78%	7.09%	6.49%	6.50%	6.52%
Nonperforming loans/loans receivable	1.03%	1.15%	1.03%	0.99%	0.95%
Nonaccrual loans/loans receivable	0.58%	0.60%	0.42%	0.40%	0.44%
Allowance for loan losses/loans receivable	0.77%	0.77%	0.76%	0.76%	0.74%
Allowance for loan losses/nonaccrual loans	131.74%	126.86%	180.74%	193.05%	169.07%
Allowance for loan losses/nonperforming loans	74.61%	66.69%	73.88%	77.05%	78.12%
Allowance for loan losses/nonperforming assets	69.60%	62.70%	67.51%	66.51%	64.40%

[3]    Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $26.0 million, $21.9 million, $22.1 million, $21.5 million, and $15.5 million at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively.

[4]    Excludes Acquired Credit Impaired Loans that are delinquent 90 or more days totaling $17.8 million, $17.0 million, $18.1 million, $20.4 million, and $16.3 million at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively.

BREAKDOWN OF ACCRUING TROUBLED DEBT RESTRUCTURED LOANS BY TYPE:	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Retail buildings	$3,138	$8,034	$8,183	$6,807	$6,396
Hotels/motels	—	1,265	1,273	1,279	1,287
Gas stations/car washes	—	—	—	—	—
Mixed-use facilities	6,026	2,852	129	131	133
Warehouses	7,462	7,615	5,577	5,185	5,253
Other [5]	32,593	39,830	52,088	51,405	40,221
Total	$49,219	$59,596	$67,250	$64,807	$53,290

[5] Includes commercial business and other loans

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Legacy
30 - 59 days	$11,872	$22,126	$16,092	$8,857	$5,910
60 - 89 days	8,542	2,102	1,724	3,572	11,740
Total	$20,414	$24,228	$17,816	$12,429	$17,650

Acquired
30 - 59 days	$5,911	$9,158	$4,242	$1,429	$6,373
60 - 89 days	124	1,011	1,895	1,687	996
Total	$6,035	$10,169	$6,137	$3,116	$7,369

Total accruing delinquent loans 30-89 days past due	$26,449	$34,397	$23,953	$15,545	$25,019

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Legacy
Real estate loans	$10,153	$12,272	$9,008	$7,850	$14,126
Commercial loans	7,380	1,994	1,302	3,771	3,333
Consumer loans	2,881	9,962	7,506	808	191
Total	$20,414	$24,228	$17,816	$12,429	$17,650

Acquired
Real estate loans	$4,849	$7,537	$3,937	$2,323	$5,786
Commercial loans	338	2,280	1,244	793	1,519
Consumer loans	848	352	956	—	64
Total	$6,035	$10,169	$6,137	$3,116	$7,369

Total accruing delinquent loans 30-89 days past due	$26,449	$34,397	$23,953	$15,545	$25,019

NONACCRUAL LOANS BY TYPE	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Real estate loans	$34,537	$37,093	$22,194	$31,453	$33,503
Commercial loans	31,250	29,446	23,099	10,682	12,874
Consumer loans	2,439	1,613	1,482	1,188	984
Total nonaccrual loans	$68,226	$68,152	$46,775	$43,323	$47,361

CRITICIZED LOANS	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Legacy
Special mention	$101,435	$140,588	$151,413	$131,785	$152,373
Substandard	191,787	180,631	179,795	197,993	177,097
Doubtful	5,852	108	—	216	2,208
Loss	—	—	—	—	—
Total criticized loans - legacy	$299,074	$321,327	$331,208	$329,994	$331,678

Acquired
Special mention	$38,059	$55,494	$63,478	$93,443	$98,684
Substandard	159,613	163,429	173,427	148,615	134,474
Doubtful	419	477	362	1,285	1,660
Loss	—	3	—	—	—
Total criticized loans - acquired	$198,091	$219,403	$237,267	$243,343	$234,818

Total criticized loans	$497,165	$540,730	$568,475	$573,337	$566,496

Table Page 9